UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with prior disclosure, Jason Friesen, Senior Vice President and Chief University Education Officer, and Lysa Clemens, Senior Vice President, Transitional Operations and Chief Transformation Officer, left Career Education Corporation (the “Company”) effective October 16, 2015 as part of several leadership changes implemented in connection with the Company’s transformation strategy.

Mr. Friesen and Ms. Clemens are eligible for benefits in accordance with the Company’s Executive Severance Plan, except that the Company has agreed to waive the requirement for a covenant not to compete as a condition to receiving benefits thereunder. On October 16, 2015, the Compensation Committee of the Board of Directors of the Company approved these separation arrangements and also took action to waive forfeiture of Mr. Friesen’s previously granted incentive compensation awards which are scheduled to vest during the remainder of 2015, provided that Mr. Friesen executes, and does not revoke, a separation agreement and release as required under the Company’s Executive Severance Plan. Ms. Clemens has no incentive awards scheduled to vest during the remainder of 2015. All other unvested incentive compensation awards held by Mr. Friesen and Ms. Clemens forfeit according to the terms thereof. The chart below summarizes the changes to Mr. Friesen’s awards.

Friesen Incentive Awards Scheduled to Vest by Year End	Original Grant Date	Scheduled Vesting Date	Separation Agreement Impact*
Option to purchase 2,221 common shares at an exercise price of $2.62 per share	November 13, 2012	November 13, 2015	No forfeiture will occur upon termination of employment and option will become exercisable upon expiration of the revocation period applicable to the separation agreement and release and will remain exercisable until the date that is 90 days after the termination of employment

14,660 restricted stock units (RSUs)	November 13, 2012	November 13, 2015	No forfeiture will occur upon termination of employment and RSUs will vest upon expiration of the revocation period applicable to the separation agreement and release

2013 performance unit award with a target value of $177,500	March 4, 2013	December 31, 2015	No forfeiture will occur upon termination of employment and payment, if any, will be made in accordance with the terms of the performance unit award in early 2016 based on the relative TSR performance of the Company over the three year performance period ending December 31, 2015

*	Assuming Mr. Friesen executes, and does not revoke, a separation agreement and release as required under the Company’s Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated:	October 20, 2015

3